Exhibit 4.1

                                                                EXECUTION COPY


               FIRST AMENDMENT dated as of November 14, 2003 (this "Amendment"), to the Amended and Restated Pooling and Servicing Agreement dated as of December 5, 2001 (the "Pooling and Servicing Agreement"), among DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC, a Delaware limited liability company, as Seller (as transferee from U.S. Auto Receivables Company, which itself was the transferee from Chrysler Auto Receivables Company), DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC, a Michigan limited liability company, as Servicer (as successor to Chrysler Financial Company, L.L.C., which itself was the successor to Chrysler Financial Corporation, which itself was the successor to Chrysler Credit Corporation), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (as successor Trustee to Manufacturers and Traders Trust Company).

                             W I T N E S S E T H :

          WHEREAS the Seller, the Servicer and the Trustee have entered into the Pooling and Servicing Agreement.

          WHEREAS the Seller and the Servicer wish to amend the Pooling and Servicing Agreement to provide for: (i) the inclusion of security interests in chattel paper, instruments and franchise rights as additional types of Collateral Security; (ii) the clarification that the Receivables are tangible chattel paper, accounts or payment intangibles under the UCC; (iii) the existence of subordinated Liens in certain Collateral Security as permitted under the Receivables Purchase Agreement; (iv) the replacement of Exhibits B, G-2 and K to the Pooling and Servicing Agreement with new exhibits that conform with the modifications described in clauses (ii) and (iii) above, as applicable; and (v) the replacement of Exhibit I to the Pooling and Servicing Agreement with the Amended and Restated Receivables Purchase Agreement that is being executed by the Seller and DaimlerChrysler Services North America LLC concurrently with this Amendment.

          WHEREAS the Seller and the Servicer wish to effect this amendment in accordance with Section 13.01(a) of the Pooling and Servicing Agreement.

          WHEREAS the Seller and the Servicer have directed the Trustee to execute this Amendment and have caused the Opinion of Counsel required by
Section 13.01(a) of the Pooling and Servicing Agreement to be delivered to the Trustee.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereby agree as follows:

          1. Definitions. For purposes of this Amendment, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

          2. Amendments to Section 1.01 of the Pooling and Servicing Agreement. Section 1.01 of the Pooling and Servicing Agreement is hereby amended as follows:

               (a) The definition of "Collateral Security" is hereby amended and restated in its entirety to read as follows:

                    ""Collateral Security" shall mean, with respect to any Receivable, all collateral security granted by or on behalf of the related Dealer with respect thereto, including a first priority perfected security interest in the related Vehicle, certain parts inventory, equipment, fixtures, service accounts, chattel paper, instruments, franchise rights or realty with respect to such Dealer and all guarantees of any Receivable."

               (b) Clause (o) of the definition of "Eligible Receivable" is hereby amended and restated in its entirety to read as follows:

                    "(o) which constitutes "tangible chattel paper" or an "account" or "payment intangible", each as defined in Article 9 of the UCC as then in effect in the State of Michigan; and"

          3. Amendment to Section 2.01 of the Pooling and Servicing Agreement. The second paragraph of Section 2.01 of the Pooling and Servicing Agreement is hereby amended and restated in its entirety as follows:

                    "In connection with such sales, the Seller agrees to record and file, at its own expense, a financing statement on form UCC-1 (and continuation statements when applicable) with respect to the Receivables now existing and hereafter created for the sale of "tangible chattel paper", "accounts" or "payment intangibles" (each as defined in Section 9-102 of the UCC as in effect in the relevant jurisdiction) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of the Receivables and the Collateral Security to the Trust, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Trustee on or prior to the first Closing Date, in the case of the Initial Accounts, and (if any additional filing is so necessary) the applicable Addition Date, in the case of Additional Accounts. The Trustee shall be under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under the UCC in connection with such sales."

          4. Amendment to Section 2.03(j) of the Pooling and Servicing Agreement. Section 2.03(j) of the Pooling and Servicing Agreement is hereby amended and restated in its entirety as follows:

                    "(j) Valid Transfer. This Agreement or, in the case of Additional Accounts, the related Assignment constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of the Seller in the Receivables and the Collateral Security and the proceeds thereof and all of the

          Seller's rights, remedies, powers and privileges with respect to the Receivables under the Receivables Purchase Agreement and, upon the filing of the financing statements described in Section 2.01 with the Secretary of State of the State of Delaware and, in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected ownership interest in such property, subject to the rights of the Purchased Receivables Owners in any Collateral Security in respect of the Partial Accounts (other than the Vehicles relating to Principal Receivables arising in the Partial Accounts), except for Liens permitted under the Receivables Purchase Agreement. Except as otherwise provided in this Agreement and except for Liens permitted under the Receivables Purchase Agreement, neither the Seller nor any Person claiming through or under the Seller has any claim to or interest in the Trust Assets."

          5. Amendment to Section 2.04(a) of the Pooling and Servicing Agreement. Clause (i) of Section 2.04(a) of the Pooling and Servicing Agreement is hereby amended and restated in its entirety as follows:

                    "(i) Each Receivable and all Collateral Security existing on the first Closing Date or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, has been conveyed to the Trust free and clear of any Lien, subject to the rights of the Purchased Receivables Owners in any Collateral Security in respect of the Partial Accounts (other than the Vehicles relating to Principal Receivables arising in the Partial Accounts) and except for Liens permitted under the Receivables Purchase Agreement."

          6. Amendment to Section 2.06(a) of the Pooling and Servicing Agreement. Section 2.06(a) of the Pooling and Servicing Agreement is hereby amended and restated in its entirety as follows:

                    "(a) No Liens. Except for the conveyances hereunder or as provided in Section 6.03(c), the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or (subject to the rights of the Purchased Receivables Owners with respect to the Collateral Security arising in the Partial Accounts (other than the Vehicles relating to any Principal Receivables) and except as permitted under the Receivables Purchase Agreement) suffer to exist any Lien on, any Receivable or any Collateral Security, whether now existing or hereafter created, or any interest therein, or the Seller's rights, remedies, powers or privileges with respect to the Receivables under the Receivables Purchase Agreement, or the Seller's Interest or the Seller's Certificates and the Seller shall defend the right, title and interest of the Trust in, to and under the Receivables and the Collateral Security, whether now existing or hereafter created, and such rights, remedies, powers and privileges, against all claims of third parties claiming through or under the Seller."

          7. Amendment of Exhibit B to the Pooling and Servicing Agreement. The Form of Assignment of Receivables in Additional Accounts attached as Exhibit B to the Pooling and Servicing Agreement is hereby deleted in its entirety and replaced by the amended and restated Exhibit B attached to this Amendment.

          8. Amendment of Exhibit G-2 to the Pooling and Servicing Agreement. The Form of Opinion of Counsel with respect to Accounts attached as Exhibit G-2 to the Pooling and Servicing Agreement is hereby deleted in its entirety and replaced by the amended and restated Exhibit G-2 attached to this Amendment.

          9. Amendment of Exhibit I to the Pooling and Servicing Agreement. The Form of Receivables Purchase Agreement attached as Exhibit I to the Pooling and Servicing Agreement is hereby deleted in its entirety and replaced by the Amended and Restated Receivables Purchase Agreement dated as of November 14, 2003, between DCWR, as buyer, and DCS, as seller.

          10. Amendment of Exhibit K to the Pooling and Servicing Agreement. The Form of Assignment and Assumption Agreement attached as Exhibit K to the Pooling and Servicing Agreement is hereby deleted in its entirety and replaced by the amended and restated Exhibit K attached to this Amendment.

          11. Ratification. Upon execution of this Amendment, the Pooling and Servicing Agreement shall be amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Seller, the Servicer, the Trustee and the Certificateholders shall hereafter be determined, exercised and enforced subject in all respects to such amendments, and the terms of this Amendment shall be a part of the Pooling and Servicing Agreement for any and all purposes.

          12. Successors and Assigns. This Amendment will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

          13. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          14. Severability. Any covenant, provision, agreement or term of this Amendment that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

          15. Headings. The headings in this Amendment are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          16. Counterparts. This Amendment may be executed in multiple counterparts, all of which shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Pooling and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.


                                        DAIMLERCHRYSLER WHOLESALE
                                        RECEIVABLES LLC,
                                        as Seller


                                        By: /s/ M.L. Davis
                                           ----------------------------------
                                          Name:  M.L. Davis
                                          Title: Assistant Controller



                                        DAIMLERCHRYSLER SERVICES NORTH
                                        AMERICA LLC,
                                        as Servicer


                                        By: /s/ M.L. Davis
                                           ----------------------------------
                                          Name:  M.L. Davis
                                          Title: Assistant Controller


                                        THE BANK OF NEW YORK,
                                        as Trustee


                                        By: /s/ John Bobko
                                           ----------------------------------
                                          Name:  John Bobko
                                          Title: Assistant Vice President

                                                                    EXHIBIT B


           FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS

                         (As required by Section 2.05
         of the Amended and Restated Pooling and Servicing Agreement)


          ASSIGNMENT No.    OF RECEIVABLES IN ADDITIONAL ACCOUNTS dated as of
             ,   , among DaimlerChrysler Wholesale Receivables LLC, as seller
(the "Seller"), DaimlerChrysler Services North America LLC, as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"), pursuant to the Amended and Restated Pooling and Servicing Agreement referred to below.

                             W I T N E S S E T H :

          WHEREAS the Seller, the Servicer and the Trustee are parties to an Amended and Restated Pooling and Servicing Agreement dated as of December 5, 2001 (as amended or supplemented, the "Agreement");

          WHEREAS, pursuant to the Agreement, the Seller wishes to designate Additional Accounts to be included as Accounts and to convey the Receivables and related Collateral Security of such Additional Accounts, whether now existing or hereafter created, to the Trust as part of the corpus of the Trust (as each such term is defined in the Agreement); and

          WHEREAS the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof;

          NOW, THEREFORE, the Seller, the Servicer and the Trustee hereby agree as follows:

          1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.

          "Addition Date" shall mean, with respect to the Additional Accounts
designated hereby,          ,   .

          2. Designation of Additional Accounts. The Seller hereby delivers herewith a computer file or microfiche or written list containing a true and complete list of all such Additional Accounts specifying for each such Account, as of the Additional Cut-Off Date, its account number, the aggregate amount of Receivables outstanding in such Account and the aggregate amount of Principal Receivables in such Account. Such file or list shall, as of the date of this Assignment, supplement Schedule 1 to the Agreement.

          3. Conveyance of Receivables. (a) The Seller does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided in the Agreement), to the Trust for the benefit of the Certificateholders and the other Beneficiaries, all its right, title and interest in, to and under the Receivables in such Additional Accounts and all Collateral Security with respect thereto, owned by the Seller and existing at the close of business on the Additional Cut-Off Date and thereafter created from time to time until the termination of the Trust, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in Section 9-315 of the UCC as in effect in the State of Michigan and Recoveries) thereof. The foregoing sale, transfer, assignment, set-over and conveyance does not constitute and is not intended to result in the creation or an assumption by the Trust, the Trustee, any Agent or any Beneficiary of any obligation of the Servicer, the Seller, DCS, DaimlerChrysler or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to any Dealers.

          (b) In connection with such sale, the Seller agrees to record and file, at its own expense, a financing statement on form UCC-1 (and continuation statements when applicable) with respect to the Receivables now existing and hereafter created for the sale of "tangible chattel paper", "accounts" or "payment intangibles" (each as defined in Section 9-102 of the UCC as in effect in the relevant jurisdiction) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of the Receivables and the Collateral Security to the Trust, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Trustee on or prior to the Addition Date. The Trustee shall be under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under the UCC in connection with such sales.

          (c) In connection with such sale, the Seller further agrees, at its own expense, on or prior to the Addition Date, to indicate in its computer files that the Receivables created in connection with the Additional Accounts designated hereby have been sold and the Collateral Security assigned to the Trust pursuant to this Assignment for the benefit of the Certificateholders and the other Beneficiaries.

          4. Acceptance by Trustee. Subject to the satisfaction of the conditions set forth in Section 6 of this Assignment, the Trustee hereby acknowledges its acceptance, on behalf of the Trust, of all right, title and interest previously held by the Seller to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 3(a) of this Assignment, and declares that it shall maintain such right, title and interest, upon the trust set forth in the Agreement for the benefit of the Certificateholders and other Beneficiaries. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, the Seller delivered to the Trustee the computer file or microfiche or written list relating to the Additional Accounts described in
Section 2 of this Assignment. The Trustee shall be under no obligation whatsoever to verify the accuracy or completeness of the information contained in such file or list.

          5. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Trustee, on behalf of the Trust, as of the date of this Assignment and as of the Addition Date that:

          (a) Legal, Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

          (b) Eligible Accounts. Each Additional Account designated hereby is an Eligible Account;

          (c) Selection Procedures. No selection procedures believed by the Seller to be adverse to the interests of the Beneficiaries were utilized in selecting the Additional Accounts designated hereby;

          (d) Insolvency. As of the Notice Date and the Addition Date, neither CFC, CCC nor the Seller are insolvent nor, after giving effect to the conveyance set forth in Section 3 of this Assignment, will any of them have been made insolvent, nor are any of them aware of any pending insolvency;

          (e) Valid Transfer. This Assignment constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of the Seller in the Receivables and the Collateral Security and the proceeds thereof and upon the filing of the financing statements described in Section 3 of this Assignment with the Secretary of State of the State of Delaware and other applicable states and, in the case of the Receivables and the Collateral Security hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected ownership interest in such property, subject to the rights of the Purchased Receivables Owners in any Collateral Security in respect of the Partial Accounts (other than the Vehicles relating to Principal Receivables arising in the Partial Accounts), except for Liens permitted under the Receivables Purchase Agreement. Except as otherwise provided in the Agreement and except for Liens permitted under the Receivables Purchase Agreement, neither the Seller nor any Person claiming through or under the Seller has any claim to or interest in the Trust Assets;

          (f) No Conflict. The execution and delivery of this Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it or its properties are bound;

          (g) No Violation. The execution and delivery of this Assignment by the Seller, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to the Seller will not conflict with or violate any material Requirements of Law applicable to the Seller;

          (h) No Proceedings. There are no proceedings or, to the best knowledge of the Seller, investigations pending or threatened against the Seller before any Governmental Authority (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment,

     (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Assignment, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment or (v) seeking to affect adversely the income tax attributes of the Trust under the United States Federal or any State income, single business or franchise tax systems;

          (i) Record of Accounts. As of the Addition Date Schedule 1 to this Assignment is an accurate and complete listing in all material respects of all the Additional Accounts as of the Additional Cut-Off Date and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Additional Cut-Off Date;

          (j) No Liens. Each Receivable and all Collateral Security existing on the Addition Date has been conveyed to the Trust free and clear of any Lien;

          (k) All Consents Required. With respect to each Receivable and all Collateral Security existing on the Addition Date, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the conveyance of such Receivable or Collateral Security to the Trust, the execution and delivery of this Assignment and the performance of the transactions contemplated hereby have been duly obtained, effected or given and are in full force and effect; and

          (l) Eligible Receivables. On the Additional Cut-Off Date each Receivable conveyed to the Trust as of such date is an Eligible Receivable or, if such Receivable is not an Eligible Receivable, such Receivable is conveyed to the Trust in accordance with Section 2.09 of the Agreement.

          6. Conditions Precedent. The acceptance of the Trustee set forth in
Section 4 of this Assignment is subject to the satisfaction, on or prior to the Addition Date, of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by the Seller in Section 5 of this Assignment shall be true and correct as of the date of this Assignment and as of the Addition Date;

          (b) Agreement. Each of the conditions set forth in Section 2.05(d) of the Agreement applicable to the designation of the Additional Accounts to be designated hereby shall have been satisfied; and

          (c) Officers' Certificate. The Seller shall have delivered to the Trustee an Officers' Certificate, dated the date of this Assignment, in which an officer of the Seller shall state that the representations and warranties of the Seller under Section 5 hereof are true and correct. The Trustee may conclusively rely on such Officers' Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

          7. Ratification of Agreement. As supplemented by this Assignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Assignment shall be read, taken and construed as one and the same instrument.

          8. Counterparts. This Assignment may be executed in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

          9. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Assignment to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                                        DAIMLERCHRYSLER WHOLESALE
                                        RECEIVABLES LLC, as Seller,

                                          By:________________________________
                                             Name:
                                             Title:

                                       DAIMLERCHRYSLER SERVICES NORTH
                                       AMERICA LLC, as Servicer,

                                          By:________________________________
                                             Name:
                                             Title:

                                       THE BANK OF NEW YORK, as Trustee,

                                         By:_________________________________
                                            Name:
                                            Title:

                                                                  EXHIBIT G-2


                          FORM OF OPINION OF COUNSEL

             Provisions to be Included in Opinion of Counsel to be Delivered Pursuant to Section 13.02(d)(ii) and (iii)*

          The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the opinion of counsel to DaimlerChrysler Wholesale Receivables LLC (the "Seller") delivered on any Closing Date. Capitalized terms used but not defined herein are used as defined in the Amended and Restated Pooling and Servicing Agreement, dated as of December 5, 2001 (as amended and supplemented, the "Agreement"), among the Seller, as seller, DaimlerChrysler Services North America LLC, as servicer, and The Bank of New York, as trustee.

          [(a) The Assignment has been duly authorized, executed and delivered by the Seller, and constitutes the valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms.]

          (b) Assuming the Receivables [in the Additional Accounts] are created under, and are evidenced solely by, Floorplan Financing Agreements, such Receivables will constitute "tangible chattel paper", "accounts" or "payment intangibles" (each as defined under Section 9-102 of the UCC as in effect in the relevant jurisdiction). We note that the Seller has given us an Officers' Certificate to the effect that the Receivables are created under Floorplan Financing Agreements.

          (c) If the transfer of the Receivables [in the Additional Accounts] and all [of the related] Collateral Security to the Trust pursuant to the Amended and Restated Pooling and Servicing Agreement constitutes a true sale of such Receivables and Collateral Security to the Trust:

          (i) with respect to such Receivables and Collateral Security in existence on the date hereof, such sale transfers all of the right, title and interest of the Seller in and to such Receivables and Collateral Security to the Trust, free and clear of any liens now existing or hereafter created, but subject to the rights of the Seller as holder of the CARCO Certificate;

          (ii) with respect to such Receivables and Collateral Security which come into existence after the date hereof, upon the creation of such Receivables and Collateral Security and the subsequent transfer of such Receivables and Collateral Security to the Trust in accordance with the Amended and Restated Pooling and Servicing Agreement and receipt by the Seller of the consideration therefor required pursuant to the Amended and Restated Pooling and Servicing Agreement, such sale will transfer all of the right, title and interest of the Seller in and to such Receivables and Collateral Security to the


--------
* Include bracketed language only in the case of additions of Accounts effected pursuant to Section 2.05 of the Pooling and Servicing Agreement.



                                     G-2-1

     Trust free and clear of any liens but subject to the rights of the Seller as holder of the CARCO Certificate;

      and, in either case, no further action will thereafter be required under Michigan or federal law to protect the Trust's ownership interest in the Receivables and the Collateral Security against creditors of, or subsequent purchasers from, the Seller.

          (d) If the transfer of the Receivables and Collateral Security to the Trust pursuant to the Amended and Restated Pooling and Servicing Agreement does not constitute a true sale of the Receivables and the Collateral Security to the Trust, then the Amended and Restated Pooling and Servicing Agreement as amended and supplemented by the Assignment creates a valid security interest in favor of the Trustee, for the benefit of the Certificateholders, in the Seller's right, title and interest in and to the Receivables and the Collateral Security and the proceeds thereof securing the obligations of the Seller thereunder. Financing statements on form UCC-1 having been filed in the offices of the Secretaries of State of the States of Michigan and [other applicable states] and accordingly, such security interest constitutes a perfected security interest in such Receivables and Collateral Security and the proceeds thereof subject to no prior liens, enforceable as such against creditors of, and subsequent purchasers from, the Seller, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equity principles.



                                    G-2-2

                                                                    EXHIBIT K

                  FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


                    ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement")
               dated as of ____________, ______________ (the "Assumption
               Date"), by and among DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC, a Delaware limited liability company headquartered in Southfield, Michigan ("DCWR"), [____________________] (the
               "Designated Affiliate"), a Delaware corporation headquartered in [________________], and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee"), pursuant to the Amended and Restated Pooling and Servicing Agreement referred to below.

          WHEREAS DCWR, the Trustee and DaimlerChrysler Services North America LLC, as servicer (the "Servicer"), are parties to the Amended and Restated Pooling and Servicing Agreement dated as of December 5, 2001 (as amended or supplemented, the "Amended and Restated Pooling and Servicing Agreement");

          WHEREAS DCWR wishes to sell, transfer, assign and otherwise convey all, but not less than all, of its right, title and interest in the Trust Assets, the Seller's Interest, the CARCO Certificate, the Amended and Restated Pooling and Servicing Agreement, the Related Documents and any other agreement, document or instrument relating to the Amended and Restated Pooling and Servicing Agreement or the transactions contemplated thereby (the "Trust Documents") and its obligations thereunder to the Designated Affiliate pursuant to a Designated Affiliate Transfer as set forth in Section 7.04 of the Amended and Restated Pooling and Servicing Agreement;

          WHEREAS the Designated Affiliate agrees to assume the performance of every covenant and obligation of DCWR under the Amended and Restated Pooling and Servicing Agreement, the Related Documents and the Trust Documents; and

          WHEREAS the Trustee is willing to accept an assignment to and assumption by the Designated Affiliate, subject to the terms and conditions hereof and of the Amended and Restated Pooling and Servicing Agreement;

          NOW, THEREFORE, DCWR, the Designated Affiliate and the Trustee hereby agree as follows:

          1. Defined Terms. All terms defined in the Amended and Restated Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

          2. Conveyance. By execution of this Agreement, DCWR does hereby sell, transfer, assign and otherwise convey all, but not less than all, of its right, title and interest in the Trust Assets, the Seller's Interest, the CARCO Certificate, the Amended and Restated Pooling and Servicing Agreement, the Related Documents and the Trust Documents, and its obligations, as Seller thereunder, to the Designated Affiliate.

          3. Records. The Designated Affiliate agrees, at its own expense, on or prior to the Assumption Date, to indicate in its computer files and to cause DCWR and DCS to indicate in their computer files that the Receivables created in connection with the Accounts (other than Removed Accounts) have been sold, and the Collateral Security assigned, to the Designated Affiliate in accordance with the Receivables Purchase Agreement and sold to the Trust pursuant to the Amended and Restated Pooling and Servicing Agreement for the benefit of the Certificateholders and the other Beneficiaries.

          4. Assumption of Duties. (a) DCWR hereby agrees that prior to the date of this Agreement it shall be bound by all the provisions and requirements of and assume all of the responsibilities under the Amended and Restated Pooling and Servicing Agreement, the Related Documents and the Trust Documents, applicable to DCWR. The Designated Affiliate hereby agrees that on and after the date of this Agreement it shall be bound by all the provisions and requirements of and assume the performance of every covenant and obligation and all of the responsibilities and duties under the Amended and Restated Pooling and Servicing Agreement, the Related Documents and the Trust Documents applicable to DCWR.

          (b) In connection with such assumption, the Designated Affiliate agrees to record and file, at its own expense, a financing statement on form UCC-1 (and continuation statements when applicable) with respect to (i) the Receivables now existing and created on or after the Assumption Date in the Accounts (which may be a single financing statement with respect to all such Receivables) for the sale of "tangible chattel paper", "accounts" or "payment intangibles" (each as defined in Section 9-102 of the UCC as in effect in the relevant jurisdiction) and (ii) all other Trust Assets as defined in Section
2.01 of the Amended and Restated Pooling and Servicing Agreement now existing and created on or after the Assumption Date, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale, transfer and assignment of such Receivables and other Trust Assets to the Trust, and to deliver a file-stamped copy of such financing statements or other evidence of such filing (which may, for purposes of this Section 4, consist of telephone confirmation of such filing, confirmed within 24 hours in writing) to the Trustee on or prior to the Assumption Date.

          5. Acceptance by Trustee. The Trustee hereby acknowledges its acceptance on behalf of the Trust of such assignment and assumption.

          The foregoing assignment and assumption does not constitute, and is not intended to result in the creation or an assumption by the Trust, the Trustee or any Beneficiary of any obligation of the Servicer, DCS, the Seller, DaimlerChrysler, the Designated Affiliate of any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to any Dealers.

          6. Representations and Warranties of the Designated Affiliate and DCWR. In addition to the representations and warranties deemed to have been made by the Designated Affiliate in respect of the Accounts and Receivables thereunder pursuant to Section 7.04(c) of the Amended and Restated Pooling and Servicing Agreement, the Designated Affiliate and DCWR hereby also represent and warrant to the Trust as of the Assumption Date:

          (a) Legal, Valid and Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Designated Affiliate and DCWR, enforceable against the Designated Affiliate and DCWR in accordance with its terms;

          (b) Insolvency. Neither the Designated Affiliate nor DCWR is insolvent; and, after giving effect to the transactions contemplated by this Agreement, neither the Designated Affiliate nor DCWR will be insolvent; and

          (c) Ownership Interest. The ownership interest of the Trustee in the Receivables and other Trust Assets continues to remain in full force and effect and has not been interrupted or impaired by the signing of this Agreement and such ownership interest remains prior to all others except as set forth in the Amended and Restated Pooling and Servicing Agreement.

          7. Conditions Precedent. The acceptance of the Trustee set forth in
Section 5 is subject to the satisfaction, on or prior to the Assumption Date, of the conditions precedent referred to in Section 7.04(b) of the Amended and Restated Pooling and Servicing Agreement and of the following additional conditions precedent:

          (a) DCWR shall have transferred the CARCO Certificate to the Designated Affiliate as set forth in Section 7.04(c) of the Amended and Restated Pooling and Servicing Agreement.

          (b) The payment of any other consideration has been completed as certified by the Designated Affiliate to the Trustee.

          (c) The Designated Affiliate shall have delivered to the Trustee an Officers' Certificate, dated the date of this Agreement, in which an officer of the Designated Affiliate shall state that, to the best of his knowledge after reasonable investigation, the representations and warranties of the Designated Affiliate in its capacities as Seller under Section 2.03 and
Section 2.04 of the Amended and Restated Pooling and Servicing Agreement are true and correct.

          (d) DCWR shall have delivered to the Trustee an Opinion of Counsel dated the Assumption Date in the form attached hereto as Exhibit A.

          8. Amended and Restated Pooling and Servicing Agreement. The Designated Affiliate, DCWR and the Trustee hereby agree that from and after the Assumption Date the terms "Seller" and "DCWR" (other than "CARCO Certificate") in the Amended and Restated Pooling and Servicing Agreement, the Related Documents and the Trust Documents shall refer to the Designated Affiliate. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Amended and Restated Pooling and Servicing Agreement, the Related Documents and the Trust Documents applicable to DCWR shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with their terms and, except as expressly provided herein, the execution and delivery of this Agreement by the Trustee shall not constitute or be deemed to constitute a waiver of compliance with or a consent to non-compliance with any term or provision of the Amended and Restated Pooling and Servicing Agreement, the Related Documents and the Trust Documents.

          9. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          10. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                        DAIMLERCHRYSLER WHOLESALE
                                        RECEIVABLES LLC,


                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                                              Exhibit A to AAA

                          Form of Opinion of Counsel

          DCWR has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority (limited liability company and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Assignment and Assumption Agreement.

          The Designated Affiliate has been duly formed and is validly
existing as a [          ] in good standing under the laws of the State of
[__________], with full power and authority ([        ] and other) to own its
properties and conduct its business, as presently conducted by it and as proposed to be conducted by it, and to enter into and perform its obligations under the Assignment and Assumption Agreement and to assume and to perform the obligations of CARCO under the Amended and Restated Pooling and Servicing Agreement, the Related Documents and the Trust Documents.

          The Designated Affiliate is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in each jurisdiction in which the failure to qualify or to obtain such licenses or approvals would render any Receivable unenforceable by the Designated Affiliate or the Trustee on behalf of any Certificateholder.

          The Assignment and Assumption Agreement has been duly authorized, executed and delivered by DCWR, and is a legal, valid and binding obligation of DCWR enforceable against DCWR in accordance with its terms, except (y) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and (z) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          The Assignment and Assumption Agreement has been duly authorized, executed and delivered by the Designated Affiliate, and the Assignment and Assumption Agreement, the Amended and Restated Pooling and Servicing Agreement, the Related Documents and the Trust Documents are the legal, valid and binding obligations of the Designated Affiliate. The Assignment and Assumption Agreement is enforceable against the Designated Affiliate in accordance with its terms, except (y) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and (z) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          Neither the sale, transfer, assignment and conveyance by DCWR of DCWR's right, title and interest in the Trust Assets, the Seller's Interest, the CARCO Certificate, the Amended and Restated Pooling and Servicing Agreement, the Related Documents and the Trust Documents or its obligations as Seller thereunder to the Designated Affiliate, nor the consummation of any other transaction contemplated in the Assignment and Assumption Agreement, nor the execution and delivery of the Assignment and Assumption

Agreement by DCWR, will conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the limited liability company agreement of DCWR or DCS, or of any indenture or other agreement or instrument to which DCWR or DCS is a party or by which any of them is bound, or result in a violation of, or contravene the terms of any statute, order or regulation applicable to DCWR or DCS of any court, regulatory body, administrative agency or governmental body having jurisdiction over any of them.

          Neither the execution and delivery of the Assignment and Assumption Agreement by the Designated Affiliate, nor the assumption of the obligations of DCWR as Seller under the Amended and Restated Pooling and Servicing Agreement, the Related Documents or the Trust Documents, nor the consummation of any other transaction contemplated in the Assignment and Assumption Agreement, nor the fulfillment of the terms of the Amended and Restated Pooling and Servicing Agreement, the Related Documents or the Trust Documents by the Designated Affiliate, will conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the [constituent documents] of the Designated Affiliate, or of any indenture or other agreement or instrument to which the Designated Affiliate is a party or by which it is bound, or result in a violation of, or contravene the terms of any statute, order or regulation applicable to the Designated Affiliate of any court, regulatory body, administrative agency or governmental body having jurisdiction over it.

          There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge after due inquiry, threatened before any court, administrative agency, or other tribunal (1) asserting the invalidity of the Assignment and Assumption Agreement, (2) seeking to prevent the consummation of any of the transactions contemplated by the Assignment and Assumption Agreement or the execution and delivery thereof, or (3) that might materially and adversely affect the performance by DCWR or the Designated Affiliate of its obligations under, or the validity or enforceability of, the Assignment and Assumption Agreement, the Amended and Restated Pooling and Servicing Agreement, the Related Documents or the Trust Documents.

          No consent, approval, authorization or order of, or notice to or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated in the Assignment and Assumption Agreement, except the filing of amendments to UCC financing statements to reflect the change of the "Seller" described in such financing statements to the Designated Affiliate.